Exhibit 32.1
Certification of Principal Executive Officer
Pursuant to Section 906 of Sarbanes-Oxley Act of 2002
In Connection with the Annual Report of Centra Financial Holdings, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Douglas J. Leech, Chief Executive Officer of Centra, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:
1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Centra.

/s/ Douglas J. Leech Douglas J. Leech
Chief Executive Officer
March 17, 2008